Exhibit 3.2

BYLAWS

OF

INVENTIV GROUP HOLDINGS, INC.

(a Delaware corporation)

Effective [●]

ARTICLE I

STOCKHOLDERS

Section 1.01. Annual Meetings. The annual meeting of the stockholders of inVentiv Group Holdings, Inc. (the “Corporation”) for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held at such place, either within or without the State of Delaware, or, within the sole discretion of the Board of Directors of the Corporation (the “Board of Directors” or “Board”), and subject to such guidelines and procedures as the Board of Directors may adopt, by means of remote communication as authorized by the General Corporation Law of the State of Delaware (the “DGCL”), and at such date and at such time as may be fixed from time to time by resolution of the Board of Directors and set forth in the notice or waiver of notice of the meeting.

Section 1.02. Special Meetings. Subject to the terms of any one or more series or classes of Preferred Stock, special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called at any time, but only by or at the direction of a majority of the directors then in office, the Chairperson of the Board of Directors or the Chief Executive Officer of the Corporation. The ability of stockholders to call a special meeting of stockholders is specifically denied. Any such special meetings of the stockholders shall be held at such places, within or without the State of Delaware, or, within the sole discretion of the Board of Directors, and subject to such guidelines and procedures as the Board of Directors may adopt, by means of remote communication as authorized by the DGCL, as shall be specified in the respective notices or waivers of notice thereof.

Section 1.03. No Stockholder Action by Consent. Subject to the terms of any one or more series or classes of Preferred Stock, from and after the time that Thomas H. Lee Partners, L.P. (“THL”) and its affiliates collectively beneficially own (as determined in accordance with Rules 13d-3 and 13d-5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) less than 50.01% of the then outstanding shares of the common stock of the Corporation, then any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such stockholders of the Corporation and may not be effected by any written consent in lieu of a meeting by such stockholders, unless the directors then in office unanimously recommend that such action be permitted to be taken by written consent of stockholders. In the event that an action is permitted to be taken by written consent of stockholders in accordance with this Section 1.03 and a signed written consent(s) (and any related revocation(s)) is (are) delivered to the Corporation in the manner provided by applicable law, the Corporation may engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. In the event the Corporation engages such inspectors, then for the purpose of permitting the inspectors to perform such review no action by written consent in lieu of a meeting of stockholders shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with applicable law have been obtained to take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders, and such action by written consent will take effect as of the date and time of the certification of the written consents and will not relate back to the date the written consents to take action were delivered to the Corporation. For purposes of this Article I, “affiliates” shall have the meaning set forth in Section 1.12(c)(iii) below; provided, however, that for the purposes of this definition none of (i) the Corporation, its subsidiaries and any entities (including corporations, partnerships, limited liability companies or other persons) in which the Corporation or its subsidiaries hold, directly or indirectly, an ownership interest, on the one hand, or (ii) THL and its affiliates (excluding the Corporation, its subsidiaries or other entities described in clause (i)), on the other hand, shall be deemed to be “affiliates” of one another.

Section 1.04. Notice of Meetings; Waiver.

(a) Unless otherwise prescribed by statute or the Certificate of Incorporation of the Corporation (as it may be amended from time to time, the “Certificate of Incorporation”), the Secretary of the Corporation or any Assistant Secretary shall cause written notice of the place, if any, date and hour of each meeting of the stockholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, to be given personally by mail or by electronic transmission, or as otherwise provided in these Bylaws, not fewer than ten (10) nor more than sixty (60) days prior to the meeting to each stockholder of record entitled to vote at such meeting. If such notice is mailed, it shall be deemed to have been given personally to a stockholder when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the record of stockholders of the Corporation, or, if a stockholder shall have filed with the Secretary of the Corporation a written request that notices to such stockholder be mailed to some other address, then directed to such stockholder at such other address. If such notice is delivered (rather than mailed) to the stockholder’s address, the notice shall be deemed to be given when delivered. Such further notice shall be given as may be required by law.

(b) A written waiver of any notice of any annual or special meeting signed by the person entitled thereto, or a waiver by electronic transmission by the person entitled to notice, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders need be specified in a written waiver of notice. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(c) For notice given by electronic transmission to a stockholder to be effective, such stockholder must consent to the Corporation’s giving notice by that particular form of electronic transmission. A stockholder may revoke consent to receive notice by electronic transmission by written notice to the Corporation. A stockholder’s consent to notice by electronic transmission is automatically revoked if the Corporation is unable to deliver two consecutive electronic transmission notices and such inability becomes known to the Secretary of the Corporation, any Assistant Secretary, the transfer agent or other person responsible for giving notice.

(d) Notices are deemed given (i) if by facsimile, when faxed to a number where the stockholder has consented to receive notice; (ii) if by electronic mail, when mailed electronically to an electronic mail address at which the stockholder has consented to receive such notice; (iii) if by posting on an electronic network (such as a website or chatroom) together with a separate notice to the stockholder of such specific posting, upon the later to occur of (A) such posting or (B) the giving of the separate notice of such posting; or (iv) if by any other form of electronic communication, when directed to the stockholder in the manner consented to by the stockholder.

(e) If a stockholder meeting is to be held by means of remote communication and stockholders will take action at such meeting, the notice of such meeting must: (i) specify the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present and vote at such meeting; and (ii) provide the information required to access the stockholder list. A waiver of notice may be given by electronic transmission.

Section 1.05. Quorum. Except as otherwise required by law or by the Certificate of Incorporation, at each meeting of stockholders the presence in person or by proxy of the holders of record of a majority in voting power of the shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting. Where a separate vote by one or more classes or series is required, the presence in person or by proxy of the holders of record of a majority in voting power of the shares entitled to vote shall constitute a quorum entitled to take action with respect to that vote on that matter. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including, but not limited to, its own stock, held by it in a fiduciary capacity.

Section 1.06. Voting.

(a) If, pursuant to Section 5.05 of these Bylaws, a record date has been fixed, every holder of record of shares entitled to vote at a meeting of stockholders shall, subject to the terms of any one or more series or classes of Preferred Stock, be entitled to one (1) vote for each share outstanding in his or her name on the books of the Corporation at the close of business on such record date. If no record date has been fixed, then every holder of record of shares entitled to vote at a meeting of stockholders shall, subject to the terms of any one or more series or classes of Preferred Stock, be entitled to one (1) vote for each share of stock standing in his or her name on the books of the Corporation at the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b) Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at a meeting and voting for nominees in the election of directors, and, in all other matters, the affirmative vote of the majority of shares present in person or represented by proxy at a meeting and voting on the subject matter shall be the act of the stockholders.

Section 1.07. Voting by Ballot. No vote of the stockholders on an election of directors need be taken by written ballot or by electronic transmission unless otherwise required by law. Any vote not required to be taken by ballot or by electronic transmission may be conducted in any manner approved by the Board of Directors prior to the meeting at which such vote is taken.

Section 1.08. Postponement and Adjournment. Any meeting of stockholders may be postponed by action of the Board of Directors at any time in advance of such meeting. If a quorum is not present at any meeting of the stockholders, the Chairperson of such meeting shall have the power to adjourn the meeting without a vote of the stockholders. Notice of any adjourned meeting of the stockholders of the Corporation need not be given if the place, if any, date and hour thereof are announced at the meeting at which the adjournment is taken, provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date for the adjourned meeting is fixed pursuant to Section 5.05 of these Bylaws, a notice of the adjourned meeting, conforming to the requirements of Section 1.04 of these Bylaws, shall be given to each stockholder of record entitled to vote at such meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting.

Section 1.09. Proxies. Any stockholder entitled to vote at any meeting of the stockholders may authorize another person or persons to vote at any such meeting and express such vote on behalf of him or her by proxy. A stockholder may authorize a valid proxy by executing a written instrument signed by such stockholder, or by causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature, or by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person designated as the holder of the proxy, a proxy solicitation firm or a like authorized agent. Such proxy must be filed with the Secretary of the Corporation before or at the time of the meeting at which such proxy will be voted. No such proxy shall be voted or acted upon after the expiration of three (3) years from the date of such proxy, unless such proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary of the Corporation either an instrument in writing revoking the proxy or another duly executed proxy bearing a later date. Proxies by telegram, cablegram, facsimile or other electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram, facsimile or other electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 1.10. Organization; Procedure. At every meeting of stockholders, the Chairperson of such meeting shall be the Chairperson of the Board or, if no Chairperson of the Board has been elected or in the event of his or her absence or disability, a Chairperson chosen by the Board of Directors. The Secretary of the Corporation, or in the event of his or her absence or disability, an Assistant Secretary, if any, or if there be no Assistant Secretary, in the absence of the Secretary of the Corporation, an appointee of the Chairperson of the meeting, shall act as Secretary of the meeting. The order of business and all other matters of procedure at every meeting of stockholders may be determined by the Chairperson of such meeting.

Section 1.11. Business at Annual and Special Meetings. No business may be transacted at an annual or special meeting of stockholders other than business that is:

(a) specified in a notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or a duly authorized committee thereof,

(b) otherwise brought before the meeting by or at the direction of the Board of Directors or a duly authorized committee thereof or any authorized officer of the Corporation to whom the Board of Directors or such committee shall have delegated such authority, or

(c) otherwise brought before the meeting by a “Noticing Stockholder” who complies with the notice procedures set forth in Section 1.12 of these Bylaws.

A “Noticing Stockholder” must be either a “Record Holder” or a “Nominee Holder.” A “Record Holder” is a stockholder that holds of record stock of the Corporation entitled to vote at the meeting on the business (including any election of a director) to be appropriately conducted at the meeting. A “Nominee Holder” is a stockholder that holds such stock through a nominee or “street name” holder of record and can demonstrate to the Corporation such indirect ownership of such stock and such Nominee Holder’s entitlement to vote such stock on such business. Clause (c) of this Section 1.11 shall be the exclusive means for a Noticing Stockholder to make director nominations or submit other business before a meeting of stockholders (other than proposals brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting, which proposals are not governed by these Bylaws). Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a stockholders’ meeting except in accordance with the procedures set forth in Section 1.11 and Section 1.12 of these Bylaws.

Section 1.12. Notice of Stockholder Business and Nominations. In order for a Noticing Stockholder to properly bring any item of business before a meeting of stockholders, the Noticing Stockholder must give timely notice thereof in writing to the Secretary of the Corporation in compliance with the requirements of this Section 1.12. This Section 1.12 shall constitute an “advance notice provision” for annual meetings for purposes of Rule 14a-4(c)(1) under the Exchange Act.

(a) To be timely, a Noticing Stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation:

(i) in the case of an annual meeting of stockholders, not earlier than the close of business on the one-hundred twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one-hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation;

(ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not earlier than the close of business on the one-hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the date on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs;

(iii) in no event shall any adjournment or postponement of an annual or special meeting, or the announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above; and

(iii) notwithstanding anything in Sections 1.12(a)(i) and (ii) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there has been no public announcement naming all of the nominees for director or indicating the increase in the size of the Board of Directors made by the Corporation at least ten (10) days before the last day a Noticing Stockholder may deliver a notice of nomination in accordance with Sections 1.12(a)(i) and (ii), a Noticing Stockholder’s notice required by this bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b) To be in proper form, whether in regard to a nominee for election to the Board of Directors or other business, a Noticing Stockholder’s notice to the Secretary must:

(i) set forth, as to the Noticing Stockholder and, if the Noticing Stockholder holds for the benefit of another, the beneficial owner on whose behalf the nomination or proposal is made, the following information together with a representation as to the accuracy of the information:

(A) the name and address of the Noticing Stockholder as they appear on the Corporation’s books and, if the Noticing Stockholder holds for the benefit of another, the name and address of such beneficial owner (collectively “Holder”);

(B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by the Holder or any Stockholder Associated Person of the Noticing Stockholder (except that such Holder or Stockholder Associated Person of the Noticing Stockholder shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Holder or Stockholder Associated Person of the Noticing Stockholder has a right to acquire beneficial ownership at any time in the future) and the date such ownership was acquired;

(C) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the price, value or volatility of any class or series of shares of the Corporation, whether or not the instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) that is directly or indirectly owned beneficially by the Holder or any Stockholder Associated Person of the Noticing Stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the price, value or volatility of shares of the Corporation;

(D) any proxy, contract, arrangement, understanding or relationship pursuant to which the Holder or Stockholder Associated Person of the Noticing Stockholder has a right to vote or has granted a right to vote any shares of any security of the Corporation;

(E) any short interest in any security of the Corporation (for purposes of these Bylaws a person shall be deemed to have a short interest in a security if the Holder or any Stockholder Associated Person of the Noticing Stockholder directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security);

(F) any rights to dividends on the shares of any security of the Corporation owned beneficially by the Holder or any Stockholder Associated Person of the Noticing Stockholder that are separated or separable from the underlying shares of the Corporation;

(G) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which the Holder or any Stockholder Associated Person of the Noticing Stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or similar entity;

(H) any performance-related fees (other than an asset-based fee) that the Holder or any Stockholder Associated Person of the Noticing Stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments or short interests, if any;

(I) any arrangements, rights, or other interests described in Sections 1.12(b)(i)(C)-(H) held by members of such Holder’s immediate family sharing the same household;

(J) a representation that the Noticing Stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named or propose the business specified in the notice and whether or not such stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve the nomination(s) or the business proposed and/or otherwise to solicit proxies from stockholders in support of the nomination(s) or the business proposed;

(K) a certification regarding whether or not such Holder and any Stockholder Associated Person of the Noticing Stockholder have complied with all applicable federal, state and other legal requirements in connection with such Holder’s and/or Stockholder Associated Persons’ acquisition of shares or other securities of the Corporation and/or such Holder’s and/or Stockholder Associated Persons’ acts or omissions as a stockholder of the Corporation;

(L) any other information relating to the Holder and/or Stockholder Associated Person of the Noticing Stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder; and

(M) any other information as reasonably requested by the Corporation.

Such information shall be provided as of the date of the notice and shall be supplemented by the Holder not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date.

(ii) If the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, the notice must set forth:

(A) a reasonably detailed description of the business desired to be brought before the meeting (including the text of any resolutions proposed for consideration), the reasons for conducting such business at the meeting, and any material direct or indirect interest of the Holder or any Stockholder Associated Persons in such business; and

(B) a reasonably detailed description of all agreements, arrangements and understandings, direct and indirect, between the Holder, and any other person or persons (including their names) in connection with the proposal of such business by the Holder.

(iii) set forth, as to each person, if any, whom the Holder proposes to nominate for election or reelection to the Board of Directors:

(A) all information with respect to such proposed nominee that would be required to be set forth in a Noticing Stockholder’s notice pursuant to this Section 1.12 if such proposed nominee were a Noticing Stockholder;

(B) all information relating to the nominee (including, without limitation, the nominee’s name, age, business and residence address and principal occupation or employment and the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the nominee) that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(C) a description of any agreements, arrangements and understandings between or among such stockholder or any Stockholder Associated Person, on the one hand, and any other persons (including any Stockholder Associated Person), on the other hand, in connection with the nomination of such person for election as a director; and

(D) a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three years, and any other material relationships, between or among the Holder and respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the Holder making the nomination or on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of Item 404 and the nominee were a director or executive officer of such registrant.

(iv) with respect to each nominee for election or reelection to the Board of Directors, the Noticing Stockholder shall include a completed and signed questionnaire, representation, and agreement required by Section 1.13 of these Bylaws. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of the proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of the nominee.

(c) For purposes of these Bylaws:

(i) “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and the rules and regulations thereunder;

(ii) “Stockholder Associated Person” means, with respect to any stockholder, (A) any person acting in concert with such stockholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (C) any person controlling, controlled by or under common control with any stockholder, or any Stockholder Associated Person identified in clauses (A) or (B) above; and

(iii) “Affiliate” and “Associate” are defined by reference to Rule 12b-2 under the Exchange Act. An “affiliate” is any “person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.” “Control” is defined as the “possession, direct or indirect, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, or otherwise.” The term “associate” of a person means: (i) any corporation or organization (other than the registrant or a majority-owned subsidiary of the registrant) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten (10) percent or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the registrant or any of its parents or subsidiaries.

(d) Only those persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors. Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws, provided, however, that, once business has been properly brought before the meeting in accordance with Section 1.12, nothing in this Section 1.12(d) shall be deemed to preclude discussion by any stockholder of such business. If any information submitted pursuant to this Section 1.12 by any stockholder proposing a nominee(s) for election as a director at a meeting of stockholders is inaccurate in any material respect, such information shall be deemed not to have been provided in accordance with Section 1.12. Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, the Chairperson of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in compliance with the procedures set forth in these Bylaws and, if he or she should determine that any proposed nomination or business is not in compliance with these Bylaws, he or she shall so declare to the meeting and any such nomination or business not properly brought before the meeting shall be disregarded or not be transacted.

(e) Notwithstanding the foregoing provisions of these Bylaws, a Noticing Stockholder also shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 1.11 or Section 1.12 of these Bylaws.

(f) Nothing in these Bylaws shall be deemed to (i) affect any rights of (A) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) the holders of any series or class of Preferred Stock, if any, if so provided under any applicable certificate of designation for such Preferred Stock, or (ii) affect any rights of any holders of common stock pursuant to a stockholders’ agreement with the Corporation existing on the date on which these Bylaws were adopted or impose any requirements, restrictions or limitations under Sections 1.11, 1.12 or 1.13 of these Bylaws unless expressly imposed by any such stockholders’ agreement.

Section 1.13. Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation by a Holder, a person must complete and deliver (in accordance with the time periods prescribed for delivery of notice under Section 1.12 of these Bylaws) to the Secretary at the principal executive offices of the Corporation a written questionnaire providing the information requested about the background and qualifications of such person and the background of any other person or entity on whose behalf the nomination is being made and a written representation and agreement (the questionnaire, representation, and agreement to be in the form provided by the Secretary upon written request) that such person:

(a) is not and will not become a party to:

(i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, or

(ii) any Voting Commitment that could limit or interfere with the person’s ability to comply, if elected as a director of the Corporation, with the person’s fiduciary duties under applicable law,

(b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and

(c) in the person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

Section 1.14. Inspectors of Elections. Preceding any meeting of the stockholders, the Board of Directors shall appoint one (1) or more persons to act as “inspectors” of elections, and may designate one (1) or more alternate inspectors. In the event no inspector or alternate is able to act, the Chairperson of such meeting shall appoint one (1) or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of an inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector shall:

(a) ascertain the number of shares outstanding and the voting power of each;

(b) determine the shares represented at a meeting, the authenticity, validity, and effect of proxies and ballots, and the existence of a quorum;

(c) specify the information relied upon to determine the validity of electronic transmissions in accordance with Section 1.09 of these Bylaws;

(d) count all votes and ballots;

(e) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors;

(f) certify his or her determination of the number of shares represented at the meeting, and his or her count of all votes and ballots;

(g) appoint or retain other persons or entities to assist in the performance of the duties of inspector;

(h) when determining the shares represented and the validity of proxies and ballots, be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Section 1.09 of these

Bylaws, ballots and the regular books and records of the Corporation. The inspector may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers or their nominees or a similar person which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspector considers other reliable information as outlined in this section, the inspector, at the time of his or her certification pursuant to paragraph (f) of this section, shall specify the precise information considered, the person or persons from whom the information was obtained, when this information was obtained, the means by which the information was obtained, and the basis for the inspector’s belief that such information is accurate and reliable; and

(i) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

Section 1.15. Opening and Closing of Polls. The date and time for the opening and the closing of the polls for each matter to be voted upon at a stockholder meeting shall be fixed by the Chairperson of the meeting and announced at the meeting. The inspector shall be prohibited from accepting any ballots, proxies or votes or any revocations thereof or changes thereto after the closing of the polls, unless the Delaware Court of Chancery upon application by a stockholder shall determine otherwise.

Section 1.16. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 1.17. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to which stockholders are entitled to examine the stock ledger, the list required by Section 1.16 of this Article I or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.

ARTICLE II

BOARD OF DIRECTORS

Section 2.01. General Powers. Except as may otherwise be provided by law, the Certificate of Incorporation or these Bylaws, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon it by applicable law, the Certificate of Incorporation or these Bylaws, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, except as otherwise specifically required by law or as otherwise provided in the Certificate of Incorporation.

Section 2.02. Number, Election and Qualification. Subject to the terms of any one or more series or classes of Preferred Stock, the total number of directors constituting the Board of Directors shall be such number as may be fixed from time to time by resolution of at least a majority of the directors then in office. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires. At any meeting of stockholders at which directors are to be elected, directors shall be elected by the plurality vote of the votes cast by the holders of shares present in person or represented by proxy at the meeting and entitled to vote thereon. Election of directors need not be by written ballot. Directors need not be stockholders of the Corporation.

Section 2.03. The Chairperson of the Board. The Board of Directors may elect a Chairperson of the Board from among the members of the Board. If elected, the Board of Directors shall designate the Chairperson of the Board as either a non-executive Chairperson of the Board or an executive Chairperson of the Board. The Chairperson of the Board shall not be deemed an officer of the Corporation, unless the Board of Directors shall determine otherwise. Subject to the control vested in the Board of Directors by statute, by the Certificate of Incorporation, or by these Bylaws, the Chairperson of the Board shall, if present, preside over all meetings of the stockholders and of the Board of Directors and shall have such other duties and powers as from time to time may be assigned to him or her by the Board of Directors, the Certificate of Incorporation or these Bylaws. References in these Bylaws to the “Chairperson of the Board” shall mean the non-executive Chairperson of the Board or executive Chairperson of the Board, as designated by the Board of Directors.

Section 2.04. Annual and Regular Meetings. The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held after the annual meeting of the stockholders and may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine, and if so determined notice thereof need not be given. Notice of such annual meeting of the Board of Directors need not be given. The Board of Directors from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the

State of Delaware) and the date and hour of such meetings. Notice of regular meetings need not be given, provided, however, that if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or sent by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means, to each director who shall not have been present at the meeting at which such action was taken, addressed to him or her at his or her usual place of business, or shall be delivered to him or her personally. Notice of such action need not be given to any director who attends the first regular meeting after such action is taken without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any director who submits a signed waiver of notice, whether before or after such meeting.

Section 2.05. Special Meetings; Notice. Special meetings of the Board of Directors for any purpose or purposes shall be held whenever called by the Chairperson of the Board, Chief Executive Officer, President or by the Board of Directors pursuant to the following sentence, at such place (within or without the State of Delaware), date and hour as may be specified in the respective notices or waivers of notice of such meetings. Special meetings of the Board of Directors also may be held whenever called pursuant to a resolution approved by a majority of the Board of Directors then in office. Notice shall be duly given to each director (a) in person or by telephone at least twenty-four (24) hours in advance of the meeting, (b) by sending written notice by reputable overnight courier, telecopy, facsimile or other means of electronic transmission, or delivering written notice by hand, to such director’s last known business, home or means of electronic transmission address at least twenty-four (24) hours in advance of the meeting, or (c) by sending written notice by first-class mail to such director’s last known business or to such other address as any director may request by notice to the Secretary at least seventy-two (72) hours in advance of the meeting. Notice of any special meeting need not be given to any director who attends such meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any director who submits a signed waiver of notice, whether before or after such meeting, and any business may be transacted thereat.

Section 2.06. Quorum; Voting. At all meetings of the Board of Directors, the presence of at least a majority of the total authorized number of directors shall constitute a quorum for the transaction of business. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the vote of at least a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 2.07. Adjournment. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting of the Board of Directors to another time or place. No notice need be given of any adjourned meeting unless the time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 2.05 of these Bylaws shall be given to each Director.

Section 2.08. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing, writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.09. Regulations; Manner of Acting. To the extent consistent with applicable law, the Certificate of Incorporation and these Bylaws, the Board of Directors may adopt by resolution such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate. The directors shall act only as a Board of Directors and the individual directors shall have no power in their individual capacities unless expressly authorized by the Board of Directors.

Section 2.10. Action by Telephonic Communications. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear and communicate with each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

Section 2.11. Resignations. Any director may resign at any time by submitting an electronic transmission or by delivering a written notice of resignation, signed by such Director, to the Chairperson of the Board or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 2.12. Removal of Directors. Subject to the terms of any one or more series or classes of Preferred Stock, any director or the entire Board of Directors may be removed from office at any time, with or without cause by the affirmative vote of the holders of at least a majority of the voting power of the Corporation’s outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, provided, however, from and after the time THL and its affiliates collectively beneficially own (as shall be determined in accordance with Rules 13d-3 and 13d-5 of the Exchange Act) less than 50.01% of the then outstanding shares of the Common Stock, directors may be removed from office only for cause and only by the affirmative vote of the holders of at least 75% of the voting power of the Corporation’s outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. For purposes of this Article II, “cause” shall mean, with respect to any director, (i) the willful failure by such director to perform, or the gross negligence of such director in performing, the duties of a director, (ii) the engaging by such director in willful or serious misconduct that is injurious to the Corporation or (iii) the conviction of such director of, or the entering by such director of a plea of nolo contendere to, a crime that constitutes a felony.

Section 2.13. Vacancies and Newly Created Directorships. Subject to the terms of any one or more series or classes of Preferred Stock, any vacancies in the Board of Directors for any reason and any newly created directorships resulting by reason of any increase in the number of directors shall be filled only by the Board of Directors (and not by the stockholders), acting by a majority of the remaining directors then in office, even if less than a quorum, or by a sole remaining director, and any directors so appointed shall hold office until the next election of the class of directors to which such directors have been appointed and until their successors are duly elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

Section 2.14. Compensation. The amount, if any, which each director shall be entitled to receive as compensation for such director’s services, shall be fixed from time to time by resolution of the Board of Directors or any committee thereof or as an agreement between the Corporation and any Director. The directors may be reimbursed their out-of-pocket expenses, if any, of attendance at each meeting of the Board of Directors in accordance with the Corporation’s policies in effect from time to time and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary for service as director, payable in cash or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation and reimbursement for service as committee members.

Section 2.15. Reliance on Accounts and Reports, Etc. A director, or a member of any committee designated by the Board of Directors, shall, in the performance of such director’s or member’s duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees designated by the Board of Directors, or by any other person as to the matters the director or the member reasonably believes are within such other person’s professional or expert competence and who the director or member reasonably believes or determines has been selected with reasonable care by or on behalf of the Corporation.

Section 2.16. Director Elections by Holders of Preferred Stock. Notwithstanding the foregoing, whenever the holders of any one or more series or classes of Preferred Stock shall have the right, voting separately by series or class, to elect one or more directors at an annual or special meeting of stockholders, the election, filling of vacancies, removal of directors and other features of such one or more directorships shall be governed by the terms of such one or more series or classes of Preferred Stock to the extent permitted by law.

ARTICLE III

COMMITTEES

Section 3.01. Committees. The Board of Directors, by resolution adopted by the affirmative vote of a majority of directors then in office, may designate from among its members one (1) or more committees of the Board of Directors, each committee to consist of such number of directors as from time to time may be fixed by the Board of Directors. Any such committee shall serve at the pleasure of the Board of Directors. Each such committee shall have the powers and duties delegated to it by the Board of Directors, subject to the limitations set forth in applicable Delaware law. The Board of Directors may appoint a Chairperson of any committee, who shall preside at meetings of any such committee. The Board of Directors may elect one (1) or more of its members as alternate members of any such committee who may take the place of any absent or disqualified member or members at any meeting of such committee, upon request of the Chairperson of the Board or the Chairperson of such committee.

Section 3.02. Powers. Each committee shall have and may exercise such powers of the Board of Directors as may be provided by resolution or resolutions of the Board of Directors or provided in charters or other organization documents of such committee approved by the Board of Directors. No committee shall have the power or authority: to approve or adopt, or recommend to the stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted by the Board of Directors to the stockholders for approval; or to adopt, amend or repeal the Bylaws of the Corporation.

Section 3.03. Proceedings. Except as otherwise provided herein or required by law, each committee may fix its own rules of procedure and may meet at such place (within or without the State of Delaware), at such time and upon such notice, if any, as it shall determine from time to time. Each committee shall keep minutes of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board next following any such proceedings.

Section 3.04. Quorum and Manner of Acting. Except as may be otherwise provided in the resolution creating such committee or in the rules of such committee, at all meetings of any committee, the presence of members (or alternate members) constituting a majority of the total authorized membership of such committee shall constitute a quorum for the transaction of business, except that, in the case of one-member committees, the presence of one member shall constitute a quorum and in the case of two-member committees, the presence of two members shall constitute a quorum. The act of the majority of the members present at any meeting at which a quorum is present shall be the act of such committee. Any action required or permitted to be taken at any meeting of any committee may be taken without a meeting, if all members of such committee shall consent to such action in writing or by electronic transmission and such writing, writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. The members of any committee shall act only as a committee, and the individual members of such committee shall have no power in their individual capacities unless expressly authorized by the Board of Directors.

Section 3.05. Action by Telephonic Communications. Unless otherwise provided by the Board of Directors, members of any committee may participate in a meeting of such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear and communicate with each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

Section 3.06. Absent or Disqualified Members. In the absence or disqualification of a member of any committee, if no alternate member is present to act in his or her stead, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Section 3.07. Resignations. Any member (and any alternate member) of any committee may resign at any time by submitting an electronic transmission or by delivering a written notice of resignation, signed by such member, to the Board of Directors or the Chairperson of the Board. Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 3.08. Removal. Any member (and any alternate member) of any committee may be removed at any time, either for or without cause, by resolution adopted by a majority of the total authorized number of directors.

Section 3.09. Vacancies. If any vacancy shall occur in any committee, by reason of disqualification, death, resignation, removal or otherwise, the remaining members (and any alternate members) shall continue to act, and any such vacancy may be filled by the Board of Directors.

ARTICLE IV

OFFICERS

Section 4.01. Chief Executive Officer. The Board of Directors shall select a Chief Executive Officer to serve at the pleasure of the Board of Directors. The Chief Executive Officer shall (a) supervise the implementation of policies adopted or approved by the Board of Directors, (b) exercise a general supervision and superintendence over all the business and affairs of the Corporation, (c) appoint and remove subordinate officers, agents and employees, except those appointed by the Board of Directors, and (d) possess such other powers and perform such other duties as may be assigned to him or her by these Bylaws, as may from time to time be assigned by the Board of Directors and as may be incident to the office of Chief Executive Officer of the Corporation. The Chief Executive Officer shall have general authority to execute bonds, deeds and contracts in the name of the Corporation and affix the corporate seal thereto, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the Chief Executive Officer.

Section 4.02. Chief Financial Officer of the Corporation. The Board of Directors shall appoint a Chief Financial Officer of the Corporation to serve at the pleasure of the Board of Directors. The Chief Financial Officer of the Corporation shall (a) have the custody of the corporate funds and securities, except as otherwise provided by the Board of Directors, (b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, (c) deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors, (d) disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and (e) render to the Chief Executive Officer and the Board of Directors, whenever they may require it, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation.

Section 4.03. Treasurer and Assistant Treasurers. The Chief Executive Officer shall appoint a Treasurer of the Corporation and any number of Assistant Treasurers to serve at the pleasure of the Board of Directors. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Board or the Chief Executive Officer or the Chief Financial Officer. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Bylaws, to disburse such funds as authorized by the Board or the Chief Executive Officer, to make proper accounts of such funds, and to render as required by the Board statements of all such transactions and of the financial condition of the Corporation.

The Assistant Treasurers shall perform such duties and possess such powers as the Board, the Chief Executive Officer or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board) shall perform the duties and exercise the powers of the Treasurer.

Section 4.04. Secretary of the Corporation. The Board of Directors shall appoint a Secretary of the Corporation to serve at the pleasure of the Board of Directors. The Secretary of the Corporation shall (a) keep minutes of all meetings of the stockholders and of the Board of Directors, (b) authenticate records of the Corporation, (c) give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and (d) in general, have such powers and perform such other duties as may be assigned to him or her by these Bylaws, as may from time to time be assigned to him or her by the Board of Directors or the Chief Executive Officer and as may be incident to the office of Secretary of the Corporation. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then the Board of Directors may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer’s signature. The Secretary shall see that all books, reports, statements certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 4.05. Other Officers Elected by Board Of Directors. At any meeting of the Board of Directors, the Board of Directors may elect a President (who may or may not be the Chief Executive Officer), Vice Presidents, Assistant Secretaries or such other officers of the Corporation as the Board of Directors may deem necessary, to serve at the pleasure of the Board of Directors. Other officers elected by the Board of Directors shall have such powers and perform such duties as may be assigned to such officers by or pursuant to authorization of the Board of Directors or by the Chief Executive Officer. Any number of offices may be held by the same person.

Section 4.06. Term of Office. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign, but, subject to the requirements of the Certificate of Incorporation, any officer may be removed pursuant to the provisions set forth in Section 4.07.

Section 4.07. Removal and Resignation; Vacancies. Any officer may be removed for or without cause at any time by the Board of Directors. Any officer may resign at any time by delivering a written notice of resignation, signed by such officer, to the Board of Directors, the Chief Executive Officer or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by or pursuant to authorization of the Board of Directors.

Section 4.08. Authority and Duties of Officers. The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these Bylaws or pursuant to authorization of the Board of Directors, except that in any event each officer shall exercise such powers and perform such duties as may be required by law.

ARTICLE V

CAPITAL STOCK

Section 5.01. Certificates of Stock. The Board of Directors may authorize that some or all of the shares of any or all of the Corporation’s classes or series of stock be evidenced by a certificate or certificates of stock. The Board of Directors may also authorize the issue of some or all of the shares of any or all of the Corporation’s classes or series of stock without certificates. The rights and obligations of stockholders with the same class and/or series of stock shall be identical whether or not their shares are represented by certificates.

(a) Shares with Certificates. If the Board of Directors chooses to issue shares of stock evidenced by a certificate or certificates, each individual certificate shall include the following on its face: (i) the Corporation’s name, (ii) the fact that the Corporation is organized under the laws of Delaware, (iii) the name of the person to whom the certificate is issued, (iv) the number of shares represented thereby, (v) the class of shares and the designation of the series, if any, which the certificate represents, and (vi) such other information as applicable law may require or as may be lawful. If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate. Alternatively, each certificate shall state on its front or back that the Corporation will furnish the stockholder this information in writing, without charge, upon request. Each certificate of stock issued by the Corporation shall be signed (either manually or in facsimile) by, or in the name of the Corporation by the chairperson or vice-chairperson of the Board of Directors, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary. If the person who signed a certificate no longer holds office when the certificate is issued, the certificate is nonetheless valid.

(b) Shares without Certificates. If the Board of Directors chooses to issue shares of stock without certificates, the Corporation, if required by the Exchange Act, shall, within a reasonable time after the issue or transfer of shares without certificates, send the stockholder a written notice containing the information required to be set forth or stated on certificates pursuant to the laws of the General Corporation Law of the State of Delaware. The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

Section 5.02. Signatures; Facsimile. All signatures on the certificate referred to in Section 5.01 of these Bylaws may be in facsimile, engraved or printed form, to the extent permitted by law. In case any officer, transfer agent or registrar who has signed, or whose facsimile, engraved or printed signature has been placed upon a certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 5.03. Lost, Stolen or Destroyed Certificates. Except as provided in this Section 5.03, no new share certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Corporation of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Corporation may require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

Section 5.04. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the laws of the General Corporation Law of the State of Delaware. Subject to the provisions of the Certificate of Incorporation and these Bylaws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation. No transfer of stock shall be valid against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the persons from and to whom it was transferred.

Section 5.05. Record Date. In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than sixty (60) nor fewer than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5.06. Registered Stockholders. Prior to due surrender of a certificate for registration of transfer of any certificated shares, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.

Section 5.07. Transfer Agent and Registrar. The Board of Directors may appoint one (1) or more transfer agents and one (1) or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

ARTICLE VI

INDEMNIFICATION

Section 6.01. Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnitee”) who was or is made, or is threatened to be made, a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or an officer of the Corporation or, while a director or an officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, member, trustee or agent of another corporation or of a partnership, joint venture, trust, nonprofit entity or other enterprise (including, but not limited to, service with respect to employee benefit plans) (any such entity, an “Other Entity”), against all liability and loss suffered (including, but not limited to, expenses (including, but not limited to, attorneys’ fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection with such Proceeding). Notwithstanding the preceding sentence, the Corporation shall be required to indemnify an Indemnitee in connection with a Proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such Proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors or the Proceeding (or part thereof) relates to the enforcement of the Corporation’s obligations under this Article VI.

Section 6.02. Advancement of Expenses. The Corporation shall to the extent permitted by applicable law pay the expenses (including, but not limited to attorneys’ fees and expenses) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Article VI or otherwise.

Section 6.03. Claims. If a claim for indemnification (following the final disposition of such proceeding) under this Article VI is not paid in full within sixty days after a written claim therefor by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification under applicable law.

Section 6.04. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, trustee, employee, member, trustee or agent of the Corporation, or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of an Other Entity, against any liability asserted against the person and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VI.

Section 6.05. Non-Exclusivity of Rights. The rights conferred on any Indemnitee by this Article VI are not exclusive of other rights arising under any bylaw, agreement, vote of directors or stockholders or otherwise, and shall inure to the benefit of the heirs and legal representatives of such Indemnitee.

Section 6.06. Amounts Received from an Other Entity. Subject to Section 6.07, the Corporation’s obligation, if any, to indemnify any Indemnitee who was or is serving at the Corporation’s request as a director, officer, employee or agent of an Other Entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such Other Entity.

Section 6.07. Indemnification Priority. As between the Corporation and any other person (other than an entity directly or indirectly controlled by the Corporation) who provide indemnification and advancement of expenses to the Indemnitees for their service to, or on behalf of, the Corporation (collectively, the “Secondary Indemnitors”) (i) the Corporation shall be the full indemnitor of first resort in respect of indemnification or advancement of expenses in connection with any Jointly Indemnifiable Claims (as defined below), pursuant to and in accordance with the terms of this Article VI, irrespective of any right of indemnification, advancement of expenses or other right of recovery any Indemnitee may have from any Secondary Indemnitor (i.e., the Corporation’s obligations to such Indemnitees are primary and any obligation of any Secondary Indemnitor to advance expenses or to provide indemnification for the same loss or liability incurred by such Indemnitees is secondary to the Corporation’s obligations), (ii) the Corporation shall be required to advance the full amount of expenses incurred by any such Indemnitee and shall be liable for the full amount of all liability and loss suffered by such Indemnitee (including, but not limited to, expenses (including, but not limited to, attorneys’ fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection with such Proceeding), without regard to any rights any such Indemnitee may have against any Secondary Indemnitor, and (iii) the Corporation irrevocably waives, relinquishes and releases each Secondary Indemnitor from any and all claims against such Secondary Indemnitor for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation shall indemnify each Secondary Indemnitor directly for any amounts that such Secondary Indemnitor pays as indemnification or advancement on behalf of any such Indemnitee and for which such Indemnitee may be entitled to indemnification from the Corporation in connection with Jointly Indemnifiable Claims. No right of indemnification, advancement of expenses or other right of recovery that an Indemnitee may have from any Secondary Indemnitor shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Corporation hereunder. No advancement or payment by any Secondary Indemnitor on behalf of any such Indemnitee with respect to any claim for which such Indemnitee has sought indemnification from the Corporation shall affect the foregoing and the Secondary Indemnitors shall be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnitee against the Corporation. Each Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure the rights of such Indemnitee’s Secondary Indemnitors under this Section 6.07, including the execution of such documents as may be necessary to enable the Secondary Indemnitors effectively to bring suit to enforce such rights, including in the right of the Corporation. Each of the Secondary Indemnitors shall be third-party beneficiaries with respect to this Section 6.07, entitled to enforce this Section 6.07. As used in this Section 6.07, the term “Jointly Indemnifiable Claims” shall be broadly construed and shall include, without limitation, any action, suit, proceeding or other matter for which an Indemnitee shall be entitled to indemnification or advancement of expenses from both a Secondary Indemnitor and the Corporation, whether pursuant to Delaware law, any agreement or certificate of incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Corporation or the Secondary Indemnitors, as applicable.

Section 6.08. Amendment or Repeal. Any right to indemnification of any Indemnitee arising hereunder shall not be eliminated or impaired by an amendment to or repeal of this Article VI after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit, proceeding or other matter for which indemnification or advancement of expenses is sought.

Section 6.09. Other Indemnification and Advancement of Expenses. This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

Section 6.10. Reliance. Indemnitees who after the date of the adoption of this Article VI become or remain an Indemnitee described in Section 6.01 will be conclusively presumed to have relied on the rights contained in this Article VI in entering into or continuing the service. The rights to indemnification conferred in this Article VI will apply to claims made against any Indemnitee described in Section 6.01 arising out of acts or omissions that occurred or occur either before or after the adoption of this Article VI in respect of service as a director or officer of the corporation or other service described in Section 6.01.

ARTICLE VII

GENERAL PROVISIONS

Section 7.01. Dividends. Subject to any applicable provisions of law or the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors and any such dividend may be paid in cash, property or shares of the Corporation’s capital stock. A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

Section 7.02. Execution of Instruments. The Board of Directors may authorize, or provide for the authorization of, officers, employees or agents to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization must be in writing or by electronic transmission and may be general or limited to specific contracts or instruments.

Section 7.03. Voting as Stockholder. Unless otherwise determined by resolution of the Board of Directors, the Chief Executive Officer, the President, if any, the Chief Financial Officer, any Executive Vice President or any other person authorized by the Board of Directors shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

Section 7.04. Corporate Seal. The corporate seal shall be in such form as the Board of Directors shall prescribe. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 7.05. Fiscal Year. The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

Section 7.06. Notices. If mailed, notice to a stockholder shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given in writing or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 7.07. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to any provision of the DGCL.

Section 7.08. Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

Section 7.09. Severability. If any provision (or any part thereof) of these Bylaws shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of these Bylaws (including, without limitation, each portion of any section of these Bylaws containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of these Bylaws (including, without limitation, each such containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

Section 7.10. Forum. Unless the Corporation consents in writing in advance to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (A) any derivative action or proceeding brought on behalf of the Corporation, (B) any action asserting a claim of breach of a fiduciary duty owed by, or any wrongdoing by, any director, officer or employee of the Corporation to the Corporation or the Corporation’s stockholders, (C) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation (including as it may be amended from time to time), or these Bylaws, (D) any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or these Bylaws, or (E) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (A) through (E) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the personal jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten (10) days following such determination).

ARTICLE VIII

AMENDMENT OF BYLAWS

Section 8.01. By the Board. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may make, alter, amend, add to or repeal any and all of these Bylaws by resolution adopted by a majority of the directors then in office or by the affirmative vote of a majority of directors present at any regular or special meeting of the Board at which a quorum is present.

Section 8.02. By the Stockholders. Subject to the provisions of the Certificate of Incorporation, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Corporation’s then outstanding shares entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to make, alter, amend, add to or repeal any or all Bylaws of the Corporation or to adopt any provision inconsistent therewith.

ARTICLE IX

CONSTRUCTION

In the event of any conflict between the provisions of these Bylaws as in effect from time to time and the provisions of the Certificate of Incorporation of the Corporation as in effect from time to time, the provisions of such Certificate of Incorporation shall be controlling. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes corporations, other business entities, and natural persons.